Exhibit 23.1

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our reports dated 23 February 2001 relating to the financial statements and financial statement schedules which appear in both Rio Tinto Limited’s and Rio Tinto plc’s Annual Reports on Form 20-F for the year ended 31 December 2000. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS	/s/ PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers	PricewaterhouseCoopers
Chartered Accountants and Registered Auditors	Chartered Accountants
London	Perth
United Kingdom	Australia
12 June 2003	12 June 2003